Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, October 25, 2022	INVESTOR RELATIONS CONTACT: Marcy Morita - (808) 480-8582 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2022 Third Quarter Financial Results

HONOLULU — October 25, 2022 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2022.

“We enjoyed strong demand for travel to Hawaii this summer led by our North America routes and are encouraged to see these trends continue into the fall, while the relaxation of travel restrictions in Japan sets the stage for the full restoration of our network in the months ahead,” said Peter Ingram, Hawaiian Airlines President and CEO. "Our competitive position is strong. And above all else we continue to have the best team in the business that has taken on every challenge over the last few years and continues to deliver outstanding service and hospitality."

Financial Results

Third Quarter 2022

The Company reported:
•GAAP net loss of $(9.3) million, and an adjusted net loss of $(7.7) million.
•GAAP EPS of $(0.18), and adjusted EPS of $(0.15).
•EBITDA of $46.8 million, and adjusted EBITDA of $47.9 million.

Third Quarter 2022 Highlights

Revenue Environment

The Company continued to enjoy strong demand throughout its domestic network and is seeing a solid recovery in its international network. The Company's overall operating revenue was down 1.9% from third quarter 2019 as its international network is still rebuilding.

Other revenue was up 28.2% compared to the third quarter of 2019 driven by a strong quarter of cargo revenue and sales of HawaiianMiles.

Amazon Agreement

On October 21, 2022, the Company announced an eight-year agreement with Amazon to provide flight operations and maintenance services for Amazon’s air cargo operation. Amazon will provide a minimum of 10 A330-300 freight aircraft, and the Company will provide crew and line maintenance for this fleet. The initial aircraft are scheduled to enter service in the second half of 2023. In support of this business, the Company will open mainland base(s) for crew and maintenance. Under the agreement, Amazon can grow its fleet with Hawaiian above the initial 10 aircraft and extend the contract beyond the initial eight-year term. This agreement will provide the Company with a new long-term diversified stream of revenue with no aircraft acquisition costs. As part of the agreement, Amazon will receive warrants to acquire up to 9.4 million of the Company’s common shares vesting over nine years.

Routes and Network

During the third quarter of 2022, the Company operated at 93% of its 2019 third quarter system capacity, comprised of 116%, 82% and 52% capacity on its North America, Neighbor Island and International routes, respectively.

Liquidity and Capital Resources

As of September 30, 2022, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.4 billion
•$1.7 billion in liquidity, including its undrawn $235 million revolving credit facility
•Outstanding debt and finance lease obligations of $1.7 billion
•Air traffic liability and current frequent flyer deferred revenue of $700 million

Operational Excellence

In August 2022, the Company announced a partnership with Honolulu Community College to increase access to Aviation Maintenance Technician careers. The partnership will enable the college to double the number of students enrolled in the Aeronautics Maintenance Technology program by fall of 2023. One component of this program is the opportunity for students to take classes during the day while also participating in a paid part-time apprenticeship at Hawaiian Airlines.

Awards and Recognition

In August 2022, Forbes named Hawaiian Airlines as Hawai‘i’s Best Employer as part of the 2022 America’s Best Employers by State rankings.

Environmental, Social and Corporate Governance

In August 2022, the Company awarded a $100,000 grant to Kākoʻo ʻŌiwi, a nonprofit organization dedicated to advancing the cultural, spiritual and traditional practices of the Native Hawaiian community. The grant will fund the construction of a wash and pack facility in Heʻeia that can be accessed by area farmers to process locally grown crops.
Fourth Quarter 2022 Outlook

The Company expects its capacity for the quarter ending December 31, 2022 to be down approximately 4% to down 7% compared to the fourth quarter of 2019, mostly driven by the delay of the full restoration of its Japan network.

The Company expects its total revenue for the quarter ending December 31, 2022 to be up 1.5% to up 5.5% compared to the fourth quarter of 2019.

The Company expects its CASM excluding fuel and non-recurring items for the quarter ending December 31, 2022 to be up approximately 13% to 16% compared to the fourth quarter of 2019.

The Company's outlook for adjusted EBITDA for the quarter ending December 31, 2022 is -$5 million to $35 million.

The table below summarizes the Company's expectations for the quarter ending December 31, 2022 expressed as an expected percentage change compared to the results for the quarter ended December 31, 2019.

Item	Fourth Quarter 2022 Guidance	GAAP Equivalent	GAAP Fourth Quarter 2022 Guidance
ASMs	Down 4% to 7%
Total Revenue	Up 1.5% to up 5.5%
Costs per ASM excluding fuel and non-recurring items (a)	Up 13% to 16%	Costs per ASM (a)	up 24% to 27%
Gallons of Jet Fuel Consumed	Down 5.5% to 8.5%
Fuel Price per Gallon (b)	$3.49
Adjusted EBITDA (c)	$-5 million to $35 million	Net Income (c)

(a) See Table 3 for a reconciliation of GAAP operating expenses to operating expenses excluding fuel and non-recurring items.
(b) Fuel Price per Gallon estimates are based on the October 13, 2022 fuel forward curve.
(c) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate special and non-recurring charges, which could have a significant impact on the GAAP measure.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Full Year 2022 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2022 expressed as an expected percentage change compared to the results for the year ended December 31, 2019.

Item	Full Year 2022 Guidance
Gallons of Jet Fuel Consumed	Down 10% to 13%
Fuel Price per Gallon (a)	$3.47
Effective Tax Rate	~18% to ~19%
Capital Expenditures	$120 million to $135 million

(a) Fuel Price per Gallon estimates are based on the October 13, 2022 fuel forward curve

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, October 25, 2022, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 18 years (2004-2021) as reported by the U.S. Department of Transportation and consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. In 2022, the carrier topped Travel + Leisure’s 2022 World’s Best list as the No. 1 U.S. airline and was named Hawaiʻi's best employer by Forbes.

Now in its 93rd year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 130 daily flights within the Hawaiian Islands, daily nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Japan, New Zealand, South Korea and Tahiti.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company's ability, timing and progress in recovering from the impacts of COVID-19 pandemic; the Company’s timing and expectations related to network and route recovery; future domestic and international demand for air travel; expectations and outcomes related to the Company’ cargo deal with Amazon; the outcomes of the Company’s partnership with Honolulu Community College; the outcomes of the Company’s grant to Kākoʻo ʻŌiwi; the Company’s outlook for the quarter ending December 31, 2022 and twelve-months ending December 31, 2022; the Company’s expectations and plans related to the restatement of its financial statements for the quarters ended March 31, 2022 and June 30, 2022 and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; current macroeconomic conditions, including inflationary pressures; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; geopolitical conflict; the price and availability of aircraft fuel; labor negotiations; supply chain constraints; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; the outcome of the Company’s evaluation of its accounting with respect to previously issued financial statements, including the possibility of material adjustments thereto; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its required restated reports for the quarters ended March 31, 2022 and June 30, 2022; and the application of accounting or tax principles in an unanticipated manner.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$663,107	$454,044	46.0%	$1,684,599	$947,784	77.7%
Other	78,047	54,804	42.4%	225,634	154,062	46.5%
Total	741,154	508,848	45.7%	1,910,233	1,101,846	73.4%
Operating Expenses:
Wages and benefits	206,306	180,405	14.4%	615,091	511,342	20.3%
Aircraft fuel, including taxes and delivery	225,999	108,785	107.7%	603,873	240,361	151.2%
Maintenance, materials and repairs	59,317	48,081	23.4%	170,934	119,416	43.1%
Aircraft and passenger servicing	41,044	30,915	32.8%	110,490	73,896	49.5%
Depreciation and amortization	34,347	33,899	1.3%	102,435	104,368	(1.9)%
Commissions and other selling	32,505	20,964	55.1%	81,767	49,643	64.7%
Aircraft rent	25,921	26,680	(2.8)%	77,987	84,200	(7.4)%
Other rentals and landing fees	38,370	36,414	5.4%	110,022	83,421	31.9%
Purchased services	31,269	27,361	14.3%	95,713	75,229	27.2%
Special items	6,303	—	100.0%	6,303	8,983	(29.8)%
Government grant recognition	—	(78,256)	(100.0)%	—	(320,645)	(100.0)%
Other	43,145	30,133	43.2%	112,884	82,854	36.2%
Total	744,526	465,381	60.0%	2,087,499	1,113,068	87.5%
Operating Income (Loss)	(3,372)	43,467	(107.8)%	(177,266)	(11,222)	1,479.6%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(23,206)	(29,897)		(72,760)	(83,905)
Interest income	9,287	2,067		20,283	4,661
Capitalized interest	1,061	880		3,173	2,340
Gains (losses) on fuel derivatives	(1,063)	—		(1,063)	217
Loss on extinguishment of debt	—	—		(8,568)	(3,994)
Other components of net periodic benefit cost	1,252	981		3,812	2,943
Gains (losses) on investments, net (1)	(4,028)	(196)		(38,519)	400
Gains on foreign debt	9,978	1,944		42,295	21,074
Other, net	(688)	(77)		(2,318)	1,537
Total	(7,407)	(24,298)		(53,665)	(54,727)
Income (Loss) Before Income Taxes	(10,779)	19,169		(230,931)	(65,949)
Income tax expense (benefit)	(1,510)	4,500		(41,010)	(13,750)
Net Income (Loss)	$(9,269)	$14,669		$(189,921)	$(52,199)
Net Income (Loss) Per Share
Basic	$(0.18)	$0.29		$(3.70)	$(1.03)
Diluted	$(0.18)	$0.28		$(3.70)	$(1.03)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,388	51,210		51,344	50,619
Diluted	51,388	51,825		51,344	50,619
(1)    Reflects the anticipated impact of the Company’s correction of unrealized losses from equity securities, net of the tax effect of such accounting, as the Company anticipates disclosing in its restated financial statements for the quarters ended March 31, 2022 and June 30, 2022, to be filed with the SEC as soon as practicable.

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	September 30, 2022 (unaudited)	December 31, 2021
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$275,128	$490,561
Restricted cash	17,352	17,267
Short-term investments	1,152,711	1,241,752
Accounts receivable, net	87,417	92,888
Income taxes receivable	70,233	71,201
Spare parts and supplies, net	37,163	34,109
Prepaid expenses and other	85,544	66,127
Total	1,725,548	2,013,905
Property and equipment, less accumulated depreciation and amortization of $1,102,152 and $999,966 as of September 30, 2022 and December 31, 2021, respectively	1,887,671	1,957,623
Other Assets:
Assets held-for-sale	15,897	29,449
Operating lease right-of-use assets	477,169	536,154
Long-term prepayments and other	91,333	80,489
Intangible assets, net	13,500	13,500
Total Assets	$4,211,118	$4,631,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$147,052	$114,400
Air traffic liability and current frequent flyer deferred revenue	699,802	631,157
Other accrued liabilities	173,966	165,050
Current maturities of long-term debt, less discount	45,205	97,096
Current maturities of finance lease obligations	25,886	24,149
Current maturities of operating leases	76,421	79,158
Total	1,168,332	1,111,010
Long-Term Debt	1,574,660	1,704,298
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	80,476	100,995
Noncurrent operating leases	366,137	423,293
Accumulated pension and other post-retirement benefit obligations	152,894	160,817
Other liabilities and deferred credits	78,574	78,340
Noncurrent frequent flyer deferred revenue	307,443	296,484
Deferred tax liability, net	135,119	186,797
Total	1,120,643	1,246,726
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 51,411,336 and 51,233,369 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	514	512
Capital in excess of par value	273,713	269,575
Accumulated income (1)	190,916	380,837
Accumulated other comprehensive loss, net (1)	(117,660)	(81,838)
Total	347,483	569,086
Total Liabilities and Shareholders’ Equity	$4,211,118	$4,631,120
(1)    Reflects the anticipated impact of the Company’s correction of unrealized losses from equity securities, net of the tax effect of such accounting, as the Company anticipates disclosing in its restated financial statements for the quarters ended March 31, 2022 and June 30, 2022, to be filed with the SEC as soon as practicable.

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended September 30,
	2022	2021
	(in thousands)
Net cash provided by (used in) Operating Activities	$(24,050)	$311,300
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(29,717)	(34,144)
Proceeds from the disposition of aircraft and aircraft related equipment	10,743	394
Purchases of investments	(751,509)	(1,529,293)
Sales of investments	756,561	598,979
Net cash used in investing activities	(13,922)	(964,064)
Cash flows from Financing Activities:
Proceeds from the issuance of common stock	—	68,132
Long-term borrowings	—	1,251,705
Repayments of long-term debt and finance lease obligations	(173,298)	(405,703)
Debt issuance costs and discounts	(2,236)	(24,664)
Payment for taxes withheld for stock compensation	(1,842)	(1,763)
Other	—	1,837
Net cash provided by (used in) financing activities	(177,376)	889,544
Net increase (decrease) in cash and cash equivalents	(215,348)	236,780
Cash, cash equivalents, and restricted cash - Beginning of Period	507,828	509,639
Cash, cash equivalents, and restricted cash - End of Period	$292,480	$746,419

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2022	2021 (a)		% Change	2022	2021 (a)		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,738	2,056		33.2%	7,345	4,512		62.8%
Revenue passenger miles (RPM)	4,113,172	3,181,165		29.3%	10,950,031	7,000,012		56.4%
Available seat miles (ASM)	4,957,011	4,188,971		18.3%	13,704,779	10,201,330		34.3%
Passenger revenue per RPM (Yield)	16.12 ¢	14.27 ¢		13.0%	15.38 ¢	13.54 ¢		13.6%
Passenger load factor (RPM/ASM)	83.0%	75.9%	7.1	pts.	79.9%	68.6%	11.3	pts.
Passenger revenue per ASM (PRASM)	13.38 ¢	10.84 ¢		23.4%	12.29 ¢	9.29 ¢		32.3%
Total Operations:
Revenue passengers flown	2,741	2,066		32.7%	7,361	4,533		62.4%
Revenue passenger miles (RPM)	4,117,551	3,205,407		28.5%	10,975,703	7,056,854		55.5%
Available seat miles (ASM)	4,964,785	4,229,461		17.4%	13,744,129	10,298,035		33.5%
Operating revenue per ASM (RASM)	14.93 ¢	12.03 ¢		24.1%	13.90 ¢	10.70 ¢		29.9%
Operating cost per ASM (CASM)	15.00 ¢	11.00 ¢		36.4%	15.19 ¢	10.81 ¢		40.5%
CASM excluding aircraft fuel and non-recurring items (b)	10.32 ¢	10.28 ¢		0.4%	10.73 ¢	11.50 ¢		(6.7)%
Aircraft fuel expense per ASM (c)	4.55 ¢	2.57 ¢		77.0%	4.40 ¢	2.33 ¢		88.8%
Revenue block hours operated	51,284	45,816		11.9%	143,646	112,061		28.2%
Gallons of jet fuel consumed	63,834	52,599		21.4%	174,744	126,987		37.6%
Average cost per gallon of jet fuel (actual) (c)	$3.54	$2.07		71.0%	$3.46	$1.89		83.1%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement, which was indefinitely suspended in the first quarter of 2021 and terminated in the second quarter of 2021.
(b)    See Table 3 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.

Table 3.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net income (loss), adjusted operating expenses, adjusted diluted net income (loss) per share (EPS), CASM, PRASM, RASM, Passenger Revenue per RPM, and Adjusted EBITDA. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•Government grant recognition. During the three and nine months ended September 30, 2021, the Company recognized 78.3 million and 320.6 million, respectively, in contra-expense related to grant proceeds under the federal Payroll Support Programs (Government grant recognition). The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period to which the Payroll Support Programs relate.

•Loss on debt extinguishment. During the nine months ended September 30, 2022, the Company recognized a $8.6 million loss on the extinguishment of its remaining outstanding Series 2020-1A and Series 2020-1B Equipment Notes. Loss on extinguishment of debt is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•CBA related expense. In January 2022, the Company reached a tentative agreement with the representatives of its International Association of Machinists and Aerospace Workers (IAM-M) and International Association of Machinists and Aerospace Workers - Clerical Division (IAM-C) employees. In February 2022, the Company received notice from IAM that the agreement was ratified by its members. The new CBA included a signing bonus of $2.1 million, which was recorded in wages and benefits. Negotiated as part of the new CBA, the Company offered a separation program for the IAM-M and IAM-C employees and recorded a one-time severance payment of $2.6 million, which was recorded in wages and benefits during the nine months ended September 30, 2022.

•Unrealized (gains) losses on foreign debt. Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized (gains) losses on non-designated foreign exchange positions. Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Gain on sale of aircraft. During the nine months ended September 30, 2022, the Company sold three ATR-72 aircraft and recorded a $2.6 million gain on sale of aircraft, which was recorded in other operating expense.

•Special items.
◦During the nine months ended September 30, 2021, the Company announced the termination of our 'Ohana by Hawaiian operations, which operated under a Capacity Purchase Agreement (CPA) with a third-party carrier. The termination did not meet the requirements of discontinued operations under ASC 205; however, the asset group met the requirements for, and was reclassified as Held-for-Sale on the Consolidated Balance Sheets. We fair valued the asset group resulting in the write-down of approximately $6.4 million. Additionally, we recorded an early termination charge associated with our CPA of approximately $2.6 million.
◦During the third quarter of 2022, the Company estimated the fair value of its remaining ATR-42 and ATR-72 aircraft, which resulted in the recognition of a $6.3 million impairment charge recorded as a Special item in the consolidated statements of operations.
•Unrealized loss on equity securities. Unrealized loss (gain) on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the consolidated statements of operations.
The Company believes that adjusting for the impact of the recognition of grant proceeds, changes in fair value of equity securities, fuel and foreign currency derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, CBA ratification bonus, the loss recognized on the extinguishment of debt, helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended September 30,				Nine months ended September 30,
	2022		2021		2022		2021
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Income (Loss), as reported	$(9,269)	$(0.18)	$14,669	$0.28	$(189,921)	$(3.70)	$(52,199)	$(1.03)
Adjusted for:
Government grant recognition	—	—	(78,256)	(1.51)	—	—	(320,645)	(6.33)
Loss on debt extinguishment	—	—	—	—	8,568	0.17	3,994	0.08
Changes in fair value of fuel derivative contracts	1,063	0.02	—	—	1,063	0.02	(382)	(0.01)
CBA related expense	—	—	—	—	4,678	0.09	—	—
Unrealized (gains) losses on foreign debt	(9,734)	(0.19)	(1,945)	(0.04)	(41,697)	(0.81)	(20,896)	(0.41)
Unrealized (gains) losses on non-designated foreign exchange positions	—	—	—	—	—	—	(1,352)	(0.03)
Gain on sale of aircraft	—	—	—	—	(2,578)	(0.05)	—	—
Special items	6,303	0.12	—	—	6,303	0.12	8,983	0.18
Unrealized loss on equity securities (1)	3,445	0.07	—	—	22,839	0.44	—	—
Tax effect of adjustments	497	0.01	16,842	0.32	4,969	0.10	69,363	1.37
Adjusted net loss	$(7,695)	$(0.15)	$(48,690)	$(0.95)	$(185,776)	$(3.62)	$(313,134)	$(6.18)

(1)    Reflects the anticipated impact of the Company’s correction of unrealized losses from equity securities, net of the tax effect of such accounting, as the Company anticipates disclosing in its restated financial statements for the quarters ended March 31, 2022 and June 30, 2022, to be filed with the SEC as soon as practicable.

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net Income (Loss)	$(9,269)	14,669	$(189,921)	(52,199)
Income tax expense (benefit)	(1,510)	4,500	(41,010)	(13,750)
Depreciation and amortization	34,347	33,899	102,435	104,368
Interest expense and amortization of debt discounts and issuance costs	23,206	29,897	72,760	83,905
EBITDA, as reported	46,774	82,965	(55,736)	122,324
Adjusted for:
Government grant recognition	—	(78,256)	—	(320,645)
Loss on extinguishment of debt	—	—	8,568	3,994
Changes in fair value of fuel derivative instruments	1,063	—	1,063	(382)
CBA related expense	—	—	4,678	—
Unrealized gain on non-designated foreign exchange positions	—	—	—	(1,352)
Unrealized (gains) losses on foreign debt	(9,734)	(1,945)	(41,697)	(20,896)
Gain on sale of aircraft	—	—	(2,578)	—
Special items	6,303	—	6,303	8,983
Unrealized loss on equity securities (1)	3,445	—	22,839	—
Adjusted EBITDA	$47,851	$2,764	$(56,560)	$(207,974)

(1) Reflects the anticipated impact of the Company’s correction of unrealized losses from equity securities, net of the tax effect of such accounting, as the Company anticipates disclosing in its restated financial statements for the quarters ended March 31, 2022 and June 30, 2022, to be filed with the SEC as soon as practicable.

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended September 30,				Nine months ended September 30,
	2022		2021		2022		2021
	(in thousands, except CASM data)
GAAP Operating Expenses	$744,526		$465,381		$2,087,499		$1,113,068
Adjusted for:
Government grant recognition	—		78,256		—		320,645
CBA related expense	—		—		(4,678)		—
Gain on sale of aircraft	—		—		2,578		—
Special items	(6,303)		—		(6,303)		(8,983)
Operating Expenses excluding non-recurring items	$738,223		$543,637		$2,079,096		$1,424,730
Aircraft fuel, including taxes and delivery	(225,999)		(108,785)		(603,873)		(240,361)
Operating Expenses excluding fuel and non-recurring items	$512,224		$434,852		$1,475,223		$1,184,369
Available Seat Miles	4,964,785		4,229,461		13,744,129		10,298,035
CASM - GAAP	15.00	¢	11.00	¢	15.19	¢	10.81	¢
Aircraft fuel, including taxes and delivery	(4.55)		(2.57)		(4.40)		(2.33)
Government grant recognition	—		1.85		—		3.11
CBA related expense	—		—		(0.03)		—
Gain on sale of aircraft	—		—		0.02		—
Special items	(0.13)		—		(0.05)		(0.09)
CASM excluding fuel and non-recurring items	10.32	¢	10.28	¢	10.73	¢	11.50	¢

	Estimated three months ending December 31, 2022
	(in thousands, except CASM data)
GAAP operating expenses	$736,380		-	$774,439
Aircraft fuel, including taxes and delivery	(218,598)		-	(225,765)
Loss on sale of aircraft and equipment	—		-	—
CBA related expense	—		-	—
Adjusted operating expenses	$517,782		-	$548,674
Available seat miles	4,887,337		-	5,044,993
CASM - GAAP	15.07	¢	-	15.35	¢
Aircraft fuel, including taxes and delivery	(4.47)		-	(4.48)
Loss on sale of aircraft and equipment	—		-	—
CBA related expense	—		-	—
Adjusted CASM	10.60	¢	-	10.87	¢